LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is dated as of the 24th day of June, 2010, by and between Emerald Dairy Inc., a Nevada corporation, with an address at 11990 Market Street, Suite 205, Reston, VA 20190 (the “Borrower”), and Xiang Li Zhao, a resident of the People’s Republic of China, with an address at _________________________ (the “Lender”).

WITNESSETH:

WHEREAS, the Borrower requires funding in the amount of Eight Hundred Thousand ($800,000) Dollars for the purposes hereinafter set forth; and

WHEREAS, the Borrower is borrowing from the Lender Eight Hundred Thousand ($800,000) Dollars, in consideration for which the Borrower is issuing to the Lender a non-negotiable promissory note.

NOW, THEREFORE, it is agreed as follows:

1.           Commitment of Lender; Borrowing Conditions.

1.1          Commitment.  Subject to the terms and conditions of this Agreement, the Lender hereby agrees to make a one-year term loan (the “Loan”) to the Borrower, in the principal amount of Eight Hundred Thousand ($800,000) Dollars (the “Principal”).

1.2          Promissory Note.

(a)          General.  The Loan shall be evidenced by a non-negotiable promissory note, issued by the Borrower to the Lender, in substantially the form of “Exhibit A” annexed hereto (the “Note”), dated as of even date herewith.  The Principal, and any accrued and unpaid Interest (as defined in Section 1.2(b) below) shall be due and payable in full on the one (1) year anniversary of the Closing Date (as defined in Section 6 below) (the “Maturity Date”).

(b)          Interest.

(i)           The Loan shall bear Interest at the rate of ten (10%) percent per annum, computed on the basis of the actual number of days elapsed in a year of 360 days.  Any accrued and unpaid Interest shall be due and payable in full on the Maturity Date.

(ii)           Upon the maturity of the Note, by acceleration or otherwise, and/or after judgment, interest shall be payable at the rate of twelve (12%) percent per annum or at the judgment rate, whichever is higher, until the obligation is paid in full.

(c)           Prepayment.   The Borrower may from time to time prepay any amount due under the Note, in whole or in part, without penalty.  All payments made shall be applied first toward the payment of I    nterest and the balance toward the reduction of the Principal.

2.           Representations and Warranties of the Borrower.  The Borrower makes the following representations and warranties:

2.1           Organization and Authorization.  The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) is duly authorized to transact business and is in good standing in every other jurisdiction where the failure to qualify to do business would have a material adverse effect upon the Borrower, and (c) is duly authorized and empowered to create, grant and issue the Note, and to execute and deliver this Agreement.  The Borrower has the authority to own, lease and operate its assets, and to carry on its business as presently conducted.  All action on the part of the Borrower requisite for the due creation, issuance and delivery of this Agreement and the Note has been duly and effectively taken.  This Agreement and the Note, upon the granting, issuance and delivery thereof, will be the valid, binding and enforceable obligations of the Borrower in accordance with their respective terms and compliance herewith will not violate any provision of law, the Articles of Incorporation or Bylaws of the Borrower, or any agreement, judgment, order or decree to which the Borrower is a party or otherwise bound, subject to applicable bankruptcy, insolvency, or reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights.  No approval or consent of any governmental agency or body of the United States or any state thereof or of any other entity or person is required as of the Closing Date for the legal and valid execution and delivery by the Borrower of this Agreement, the Note pursuant to this Agreement, or the performance of any obligation of the Borrower hereunder.

2.2           Litigation.  There is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened, against or affecting the Borrower and/or its subsidiaries which: (a) involves the possibility of any judgments or liabilities aggregating more than Fifty Thousand ($50,000) Dollars not fully covered by insurance, or (b) which may materially and adversely affect the assets of the Borrower or the right of the Borrower to carry on its business as now conducted or as contemplated.

2.3           Taxes.  All tax returns of the Borrower and its subsidiaries, if any, which are shown to be due and payable thereon have been paid.  The Borrower does not know of any ongoing tax audit, proposed tax deficiency, assessment, charge or levy against it, the payment of which is not adequately provided for on the books of the Borrower.

2.4           Full Disclosure.  Neither this Agreement, nor any of the exhibits or schedules attached hereto, contain any statement that is false or misleading with respect to any material fact and do not omit to state a material fact necessary in order to make the statements therein not false or misleading.

2.5           Compliance with Instruments; etc.  The Borrower is not: (a) in default under any indenture, agreement or instrument to which it is a party or by which it is bound, (b) in violation of its Articles of Incorporation, Bylaws or of any applicable law, (c) in default with respect to any order, writ, injunction or decree of any court, administrative agency or arbitrator, or (d) in default under any order, license, regulation or demand of any government agency, which default or violation would materially and adversely affect the business, properties, condition (financial or otherwise) or business prospects of the Borrower.

3.           Affirmative Covenants of the Borrower.  Except as specifically set forth herein, so long as any part of the Principal or Interest remains outstanding, without the prior written consent of the Lender:

3.1           Discharge Taxes and Indebtedness.  The Borrower will pay and discharge, as they become due, all taxes, assessments, debts, claims and other governmental or non-governmental charges lawfully imposed upon or incurred by it or the properties and assets of the Borrower, except taxes, assessments, debts, claims and charges contested in good faith in appropriate proceedings for which the Borrower shall have set aside adequate reserves for the payment of such tax, assessment, debt, claim or charge.  The Borrower shall provide the Lender, upon the Lender’s request, evidence of payment of such taxes, assessments, debts, claims and charges satisfactory to the Lender.

3.2           Insurance.  The Borrower shall maintain such insurance on its properties and assets with financially sound and responsible insurance companies, in such amounts as from time to time are reasonably required by the Lender.  The Borrower shall: (a) deliver to the Lender, upon its request, a detailed list of insurance then in effect, stating (i) the names of the insurance companies, (ii) the amounts and rates of the insurance, (iii) dates of expiration thereof and the properties and risks covered thereby; and (b) upon request, provide to the Lender copies of all insurance policies.

3.3           Maintain Properties.  The Borrower shall maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, tradenames, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business.  The Borrower will maintain, preserve and keep all of its properties, equipment and assets in good repair, working order and condition, and make, or cause to be made, all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto.

3.4           Furnish Information.  Promptly on request of the Lender, the Borrower will furnish such information as may reasonably be necessary to determine whether: (a) the Borrower is complying with its covenants and agreements contained in this Agreement, or (b) an Event of Default (as hereunder defined) has occurred hereunder.

3.5           Additional Documentation.  In furtherance of the transactions herein contemplated, the Borrower will execute and cause to be delivered to the Lender such other certificates, documents, statements, agreements and opinions as may be reasonably requested by the Lender during the term of this Agreement.

3.6           Notice of Adverse Change.  The Borrower shall promptly give notice to the Lender (but in any event within seven (7) business days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of: (a) any Event of Default as hereunder defined; or (b)the institution or threatening of institution of an action, suit or proceeding against the Borrower before any court, administrative agency or arbitrator, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition or results of operations of the Borrower, whether or not arising in the ordinary course of business.  Any notice given hereunder shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Borrower has taken and/or proposes to take with respect thereto.

3.8           Compliance With Agreements; Compliance With Laws.  The Borrower shall comply with the terms and conditions of all material agreements, commitments or instruments to which the Borrower is a party or by which it may be bound.  The Borrower shall duly comply in all respects with any relevant laws, ordinances, rules and regulations of any foreign, federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of its business, properties or assets.

3.7           Use of Proceeds.  The parties agree that the Borrower intends to apply substantially all of the proceeds of the Loan toward the cost of equipping its new production facility in Hailun City, Heilongjiang Province, PRC.

4.           Defaults And Remedies.

4.1          Events of Default.  Any one of the following events shall be considered an event of default (“Event of Default”) as that term is used herein:

(a)           If the Borrower defaults in the payment of Principal or Interest on the Note after the same shall become payable as therein or herein set forth; or

(b)           If any representation or warranty made by the Borrower herein proves to have been untrue in any material respect as of the Closing Date, or any information, statement, certificate or data furnished hereunder proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified; or

(c)           Except for a default covered by clauses (a), (b) and (d) hereof, if a default shall be made in the due observance or performance of any other covenant, affirmative or negative, or condition to be kept or performed by the Borrower contained in this Agreement; or

(d)           If the Borrower shall (i) sell all or substantially all of its assets, or (ii) make a general assignment for the benefit of creditors, or (iii) apply for or consent to the appointment of a receiver, trustee, or liquidator of the Borrower or of all or a substantial part of its assets, or (iv) be adjudicated a bankrupt, or (v) file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors or file a petition or answer seeking to take advantage of any law (whether federal or state) relating to the relief of debtors.

4.2           Acceleration of Loan.  During the continuation of any Event of Default specified in Section 4.1 hereof, the Lender or any other holder of the Note, may by notice in writing delivered to the Borrower, declare the entire outstanding Principal and the Interest due and payable, and the said Principal and Interest shall thereupon become and be immediately due and payable without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.

4.3           Enforcement of Rights.  Upon the happening of any Event of Default specified in Section 4.1 hereof, the Lender or any other holder of the Note, may proceed to protect and enforce his, her or its rights with respect to the Note and the other documents referred to herein either by suit in equity or action at law, and proceed to obtain judgment or any other relief whatsoever.

4.4           Payment of Expenses.   The Borrower shall pay all expenses, court costs and attorneys' fees which may be incurred by the Lender or any other holder of the Note in connection with or arising out of any Event of Default hereunder.

5.           Conditions Precedent.  The obligations of the Lender hereunder shall be subject to the performance by the Borrower of all its agreements theretofore to be performed hereunder.  On the Closing Date, the Lender shall receive in form and content satisfactory to Lender and its counsel, an originally executed Note and such other documents or instruments as the Lender may reasonably request.

6.           Closing.  The closing of the Agreement and the issuance of the Note to the Lender shall occur at the offices of Blank Rome, LLP, Chrysler Building, 405 Lexington Ave., New York, NY 10174 on the date hereof (the "Closing Date"), or at such other time or place as the parties shall agree.

7.           Miscellaneous.

7.1           Representation to Survive Closing.  All warranties, representations, covenants and agreements made by the Borrower herein shall survive the Closing Date.

7.2           Notice.  All notices, requests, demands and communications under or in respect hereof shall be deemed to have been duly given and made if in writing (including fax) if delivered by hand or left at or posted by pre-paid registered or certified mail (airmail if dispatched to a foreign county) to the party concerned at its address first set forth above.  Service shall be deemed to be effective: (a) so far as delivery by hand is concerned when handed to the recipient or left at the recipient's address; and (b) by post three days after posting (seven days if sent to a foreign country).  The said addresses shall continue in force until alternatives are notified and receipt of such notification has been acknowledged.

7.3           Binding upon Successors.  All covenants and agreements herein contained by or on behalf of the Borrower shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.  Borrower may not assign this Agreement or any rights or duties hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void.  Lender reserves the right to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in Lender's rights and benefits hereunder; provided, that Lender shall, for informational purposes but not as a requirement, notify the Borrower of the identity of all other assignees or participants who have acquired an ownership interest in the Note, and upon conversion, in the equity of the Borrower as a result thereof.  In connection with any such assignment or participation, the Lender may disclose all documents and information which the Lender now or hereafter may have relating to Borrower’s business.

7.4           Counterparts.  This Agreement may be executed in counterparts at one time or at different times and, irrespective of the date of execution between the parties named herein, it shall be deemed executed as of the date first above written.

7.5           Governing Law; Jurisdiction.  This Agreement and the performance of the parties hereunder shall be construed and interpreted in accordance with the internal laws of the State of New York, wherein it was negotiated and executed, and the parties hereunder consent and agree that the state and federal courts which sit in the State of New York and the County of New York shall have exclusive jurisdiction with respect to all controversies and disputes arising hereunder.

7.6           Severability.  If any provision of this Agreement is held to be unenforceable for any reason, the remainder of this Agreement shall, nevertheless, remain in full force and effect.

7.7           No Waiver of Rights.  No course of dealing on the part of the Lender, nor any failure or delay on the part of the Lender with respect to the exercise of any right, power or privilege given or granted hereunder, the Note or any other document or instrument executed in connection herewith shall operate as a waiver thereof as to any future defaults, or any single or partial exercise by the Lender of any right, power or privilege granted or contained herein or therein shall preclude the Lender from later or further exercise of any right, power or privilege as to any future defaults.  The rights and remedies of the Lender are cumulative and not exclusive of any other remedies under law.

7.8           No Broker.  Each of the Lender and Borrower represents and warrants to each other that they have not employed or dealt with any broker in connection with any transactions contemplated by this Agreement and each of the Lender and the Borrower shall indemnify and hold each other harmless from and against any and all claims at any time heretofore or hereafter made for broker’s or finder’s fees or commissions, which claim or claims arise from, out of, or in connection with any of the transactions with any of the transactions contemplated by this Agreement.

7.9           Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise inducted, the inclusive meaning represented by the phrase "and/or."  The words, "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, paragraph, clause, schedule, and exhibit references are to this Agreement unless otherwise specified.  Any reference in this Agreement to this Agreement shall include all alterations, amendments, changes, extension, modifications, renewals, replacement, substitutions and supplements, thereto and thereof, as applicable.

7.10           Indemnification. In the event the Lender is required to appear before, or participate in, or become involved with, any proceeding initiated by or brought with respect to the Borrower by any government or administrative agency, federal, state or local, investigating the business operations or activities of the Borrower, the Lender shall be reimbursed by the Borrower for all expenses incurred by it in connection therewith, including, but not limited to, attorney's fees.  Additionally, the Borrower will indemnify and hold harmless the Lender from each and every liability, loss, obligation, cost or expense which may be imposed or arising out of: (a) any such proceeding, or (b) any of the transactions evidenced hereby, except for the Lender's gross negligence or willful misconduct.

7.11           Confidentiality.  The Borrower agrees that it will not disclose, and will not include in any public announcement, the name of the Lender, unless expressly agreed to by the Lender unless and until disclosure is required by law or regulations, and then, only to the extent of such requirement.

7.12           Term.  This Agreement shall become effective upon execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until all amounts of principal and interest on the Note have been paid in full.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

EMERALD DAIRY INC.

By:	/s/ Shu Kaneko
Name: Shu Kaneko
Title: Chief Financial Officer

LENDER:

/s/ Xiang Li Zhao
Xiang Li Zhao

“EXHIBIT A”

Form of Promissory Note

NON-NEGOTIABLE PROMISSORY NOTE

$800,000	Issue Date: June 24, 2010

FOR VALUE RECEIVED, EMERALD DAIRY INC., a Nevada corporation, having an address at 11990 Market Street, Suite 205, Reston, VA 20190  (the “Borrower”), promises to pay to the order of XIANG LI ZHAO, a resident of the People’s Republic of China, having and address at ________________________________ (the “Lender”), the principal sum of EIGHT HUNDRED THOUSAND ($800,000) DOLLARS (the “Principal”).

This Note is being issued in accordance with the terms and conditions set forth in a Loan Agreement, by and between the Borrower and the Lender, dated  of equal date herewith (the “Loan Agreement”).  All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Agreement are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein.  Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Loan Agreement.

The Principal shall be due and payable on the first anniversary of the Issue Date (the “Maturity Date”), to be accompanied by payment of any accrued and unpaid Interest thereon (as determined below).

The unpaid Principal from time to time outstanding on this Note shall bear interest at the rate of ten (10%) percent per annum (“Interest”), computed on the basis of the actual number of days elapsed in a year of 360 days.

Upon the maturity hereof, by acceleration or otherwise, and/or after judgment, interest shall be payable at the rate of twelve (12%) percent per annum or at the judgment rate, whichever is higher (“Default Interest”), until the obligation is paid in full.  In addition, all costs and expenses incurred by the Lender, including, but not limited to, reasonable attorneys' fees and disbursements, as a result of a default hereunder, shall be added to the Principal due hereunder.

Any Interest or Default Interest not paid when due hereunder shall be added to the Principal and shall bear interest from its due date at the applicable interest rate specified above.

Borrower may from time to time prepay any amount due under the Note, in whole or in part, without penalty.  All payments made shall be applied first toward the payment of Interest and the balance toward the reduction of the Principal.

The entire unpaid Principal balance, together with accrued Interest, shall become forthwith due and payable on demand of the holder upon the occurrence of any Event of Default, as further set forth in Section 4 of the Loan Agreement.  The Lender’s failure to assert this right shall not be deemed a waiver thereof.

The Borrower shall pay all of Lender’s reasonable expenses incurred to enforce or collect any of the amounts due under this Note including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

The Borrower and all endorsers, sureties, and guarantors hereof, jointly and severally waive presentment, demand for payment, notice of dishonor, notice of protest and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this instrument.

Notwithstanding any provision contained herein or in the Loan Agreement, the total liability of Borrower for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from Borrower, and if any payments by Borrower include interest in excess of such a maximum amount, Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to Borrower.

This Note shall be construed and enforced in accordance with the laws of the State of New York.  The undersigned hereby consents to the in personam jurisdiction of the courts of the State of New York.  Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Note.

EMERALD DAIRY INC.

By:
Name: Shu Kaneko
Title: Chief Financial Officer